Exhibit 32

Certification

Pursuant to 18 U.S.C. § 1350, each of the undersigned hereby certifies in his or her capacity as an officer of Southern Michigan Bancorp, Inc. (the “Company”) that the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2012 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: March 28, 2013	/s/ John H. Castle
John H. Castle Chairman of the Board and Chief Executive Officer

Date: March 28, 2013	/s/ Danice L. Chartrand
Danice L. Chartrand Senior Vice President, Chief Financial Officer, Secretary and Treasurer

A signed original of this written statement required by Section 906 has been provided to Southern Michigan Bancorp, Inc. and will be retained by Southern Michigan Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.